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                                                                     EXHIBIT 5.1

                                 March 28, 2003

The L.S. Starrett Company
121 Crescent Street
Athol, Massachusetts 01331

Ladies and Gentlemen:

        This opinion is furnished to you in connection with your Registration Statement on Form S-8 (the "Registration Statement"), to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), for the registration of 800,000 shares of Class A or Class B Common Stock, $1.00 par value per share (the "Shares"), of The L.S. Starrett Company, a Massachusetts corporation (the "Company") for offering pursuant to the Company's 401(k) Stock Savings Plan (2001 Restatement) (the "Plan").

        We have acted as counsel to the Company. For purposes of this opinion, we have examined the Plan and such other documents, records, certificates and other instruments as we deemed appropriate.

        We express no opinion as to the applicability of, or compliance with or effect of Federal law or the law of any jurisdiction other than the Commonwealth of Massachusetts.

        For purposes of our opinion, we have assumed that the number of shares to be issued upon any issuance, together with the total number of shares of the Company's Class A Common Stock and Class B Common Stock previously outstanding, will not exceed the authorized number of such shares of Class A Common Stock or Class B Common Stock, as the case may be, specified in the Company's Certificate of Incorporation as then in effect.

        Based upon the foregoing, we are of the opinion that the Shares are duly authorized and, when issued and sold to the Plan and consideration received therefor by the Company in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

        We hereby consent to your filing of this opinion as an exhibit to the Registration Statement. In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

        It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration is in effect.

                                    Very truly yours,

                                    /s/ Ropes & Gray

                                    Ropes & Gray